April 20, 2006

FOR IMMEDIATE RELEASE

Contacts:
ANALYSTS		MEDIA
Tom Nicholson	Chris Henson	Bob Denham
Executive Vice President	Senior Executive Vice President	Senior Vice President
Investor Relations	Chief Financial Officer	Public Relations
(336) 733-3058	(336) 733-3008	(910) 914-9073

BB&T’s 1st quarter EPS totals $.79, up 11.3%

          WINSTON-SALEM, N.C. — BB&T Corporation (NYSE: BBT) reported today net income for the first quarter of 2006 totaling $431.5 million, or $.79 per diluted share, compared with $395.4 million, or $.71 per diluted share, earned during the first quarter of 2005. These results reflect increases of 9.1% and 11.3%, respectively, compared to the first quarter last year.

          BB&T’s first quarter net income produced annualized returns on average assets and average shareholders’ equity of 1.60% and 15.72%, respectively, compared to prior year returns of 1.60% and 14.70%, respectively.

          Operating earnings for the first quarter of 2006 totaled $427.7 million, or $.79 per diluted share, excluding an $18.3 million after-tax gain from the sale of duplicate facilities, $1.8 million in net after-tax merger-related credits and $16.4 million in after-tax equity-based compensation resulting from the adoption of SFAS 123(R) during the current quarter. Operating earnings for the first quarter of 2005 totaled $393.8 million, excluding $1.6 million in net after-tax merger-related credits. These results reflect increases of 8.6% and 11.3%, respectively, compared to the same period last year.

          Cash basis operating results exclude the unamortized balances of intangibles from assets and shareholders’ equity and exclude the amortization of intangibles, the net amortization of purchase accounting mark-to-market adjustments, merger-related items and nonrecurring items from earnings. Cash basis operating earnings totaled $446.6 million for the first quarter of 2006, an increase of 7.4% compared to the first quarter of 2005. Cash basis operating diluted earnings per share totaled $.82 for the first quarter of 2006, an increase of 9.3% compared to $.75 earned during the same period in 2005. Cash basis operating earnings for the first quarter of 2006 produced annualized returns on average tangible assets and average tangible shareholders’ equity of 1.74% and 28.41%, respectively, compared to prior year returns of 1.76% and 27.00%, respectively.

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          “I am very pleased to report strong results for the first quarter of 2006,” said Chairman and Chief Executive Officer John A. Allison. “The double-digit increase in earnings per share was driven by 10.2% growth in revenues, including a 17.7% increase in noninterest income, continued excellent asset quality, as evidenced by the lowest level of nonperforming assets in over ten years, and very strong combined loan and deposit growth. While expenses also increased significantly compared to the first quarter last year, this growth is consistent with our plan and reflects important investments for the future. Given that our first quarter is usually negatively affected by a number of seasonal factors, I am encouraged that these positive results reflect a very good start to 2006.”

BB&T’s Fee Based Businesses Enjoy Strong Quarterly Growth

          BB&T’s noninterest income generating businesses produced solid growth rates during the first quarter of 2006 compared to 2005. Total noninterest income was $608.2 million for the current quarter, an increase of 17.7% compared with the same period in 2005. This increase includes improved revenues from insurance operations, trust services, investment banking and brokerage fees and commissions, services charges on deposit accounts, other nondeposit fees and commissions and mortgage banking income.

          BB&T’s insurance operations continue to expand through acquisitions and internal growth and are the largest provider of noninterest income. Insurance commissions increased 15.9% to $176.5 million in the current quarter compared with $152.3 million earned during the first quarter last year. This increase was the result of growth in commissions from the sale of property and casualty coverage and improved sales of employee benefits-related insurance products.

          Trust revenues increased 21.7% to $37.0 million in the first quarter of 2006 compared with $30.4 million earned in the first quarter of 2005. This increase was primarily attributable to the merger with Sterling Capital Management LLC, which occurred on April 1, 2005.

          BB&T’s investment banking and brokerage operations enjoyed the strongest quarter in their history, as fees increased 18.0% to $81.3 million compared to $68.9 million earned in the same quarter last year. This increase was primarily driven by growth in revenues from investment banking services and commissions on retail accounts at Scott & Stringfellow.

          Service charges on deposit accounts totaled $131.2 million for the first quarter of 2006, an increase of 8.7% compared to $120.8 million earned in the same quarter last year. This increase was attributable to growth in revenues from overdraft items, which was partially offset by a decline in monthly account service fees due to growth in free checking accounts and free online services.

          Other nondeposit fees and commissions totaled $101.6 million for the first quarter of 2006, an increase of 26.4% compared to the first quarter of 2005. This increase was generated primarily by growth in bankcard fees and debit card related services.

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          Revenues from mortgage banking operations totaled $32.3 million for the first quarter of 2006, an increase of 7.0% compared to the $30.2 million earned in the first quarter last year. This increase was primarily the result of increased revenues from commercial mortgage banking operations, which increased $5.7 million compared to the first quarter of 2005.

Asset Quality Remains Excellent – Nonperforming Assets Improve

          BB&T’s asset quality remains excellent and improved further during the first quarter of 2006. Nonperforming assets, as a percentage of total assets, were .27% at both March 31 and Dec. 31, 2005, compared to .33% at March 31, 2005. Annualized net charge-offs were .26% of average loans and leases for the first quarter of 2006, down from .28% in the first quarter of 2005. Excluding losses incurred by BB&T’s specialized lending subsidiaries, annualized net charge-offs for the current quarter were .13% of average loans and leases compared to .17% in the same quarter last year.

Combined Loan and Deposit Growth Remains Strong

          Average loans and leases totaled $75.4 billion for the first quarter of 2006, reflecting an increase of $6.9 billion, or 10.0% compared to the first quarter of 2005. This increase was composed of growth in average commercial loans and leases, which increased $3.1 billion, or 9.3%, average mortgage loans, which increased $2.2 billion, or 17.5%, average consumer loans, which increased $1.0 billion, or 5.1% and growth in average loans originated by BB&T’s specialized lending subsidiaries, which increased $530.9 million, or 22.9% compared to the first quarter last year.

          Average deposits totaled $74.2 billion for the first quarter of 2006, an increase of 10.2% compared to $67.3 billion for the first quarter of 2005. Average retail deposit growth was led by client certificates of deposit, which increased $2.5 billion, or 14.1%, and interest checking, which increased $247 million, or 14.9%. During the first quarter of 2006, BB&T’s banking network generated more than 49,000 net new transaction accounts.

S&P Announces Credit Ratings Upgrade for BB&T

          On Feb. 28, Standard & Poor’s (“S&P”) announced that it had raised all of the key ratings for BB&T Corporation and its subsidiary banks, including BB&T’s long-term credit rating, which was raised to A+ from A. S&P stated that “The ratings upgrade acknowledges the company’s good profitability, improving funding profile, strong asset quality and robust capital levels. The ratings also reflect the Company’s solid business profile, which blends an equal mix of retail and commercial product lines, and the benefits it derives from operating in diverse and fast-growing markets in the Southeast.” Additionally, S&P stated, “We expect the company’s financial performance and its balance sheet to remain strong as management continues to expand the company’s geographic and business franchise.”

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BB&T Re-Launches Brand and Introduces New Tagline

          On March 9, BB&T initiated a major new advertising campaign to introduce its new brand positioning and new tagline — “There’s opportunity here.” The campaign represents a significant new commitment to advertising the BB&T brand and BB&T’s products, services and community banking model, particularly in the Company’s new markets.

BB&T Expands Automobile-Lending Business with Acquisition of FSB Financial

           On Feb. 16, BB&T announced plans to acquire the assets of nonprime automobile finance company, FSB Financial Ltd., of Arlington, Texas. FSB Financial buys nonprime automobile lending portfolios from banks, credit unions and finance companies across the country. FSB Financial merged into Regional Acceptance Corporation, BB&T’s wholly owned nonprime automobile finance subsidiary on March 1.

          At March 31, BB&T had $110.0 billion in assets and operated more than 1,400 banking offices in the Carolinas, Virginia, West Virginia, Kentucky, Georgia, Maryland, Tennessee, Florida, Alabama, Indiana and Washington, D.C. BB&T’s common stock is traded on the New York Stock Exchange under the trading symbol BBT. The closing price of BB&T’s common stock on April 19 was $40.10 per share.

          For additional information about BB&T’s financial performance, company news, products and services, please visit our Web site at www.BBT.com.

Earnings Webcast

          To hear a live webcast of BB&T’s first quarter 2006 earnings conference call at 11:00 a.m. (EDT) today, please visit our Web site at www.BBT.com. Replays of the conference call will be available through our Web site until 5 p.m. (EDT) on May 5.

#

          This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). BB&T’s management uses these “non-GAAP” measures in their analysis of the Corporation’s performance. Non-GAAP measures typically adjust GAAP performance measures to exclude the effects of charges, expenses and gains related to the consummation of mergers and acquisitions, and costs related to the integration of merged entities, as well as the amortization of intangibles and purchase accounting mark-to-market adjustments in the case of “cash basis” performance measures. These non-GAAP measures also exclude equity-based compensation in order to make the 2006 results comparable with prior periods presented and may also exclude other significant gains, losses or expenses that are unusual in nature and not expected to recur. Since these items and their impact on BB&T’s performance are difficult to predict, management believes presentations of financial measures excluding the impact of these items provide useful supplemental information that is important for a proper understanding of the operating results of BB&T’s core businesses. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

          This press release contains certain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results may differ materially from current projections. Please refer to BB&T’s filings with the Securities and Exchange Commission for a summary of important factors that may affect BB&T’s forward-looking statements. BB&T undertakes no obligation to revise these statements following the date of this press release.

QUARTERLY PERFORMANCE SUMMARY	Tom Nicholson
BB&T Corporation (NYSE:BBT)	Executive Vice President	(336) 733-3058
Page 5	Investor Relations	FAX (336) 733-3132

	For the Three Months Ended		Increase (Decrease)

(Dollars in thousands, except per share data)	3/31/06	3/31/05	$	%

OPERATING EARNINGS STATEMENTS (1)
Interest income - taxable equivalent	$1,578,012	$1,263,654	$314,358	24.9%
Interest expense	658,618	394,309	264,309	67.0
Net interest income - taxable equivalent	919,394	869,345	50,049	5.8
Less: Taxable equivalent adjustment	21,342	20,162	1,180	5.9
Net interest income	898,052	849,183	48,869	5.8
Provision for credit losses	47,571	41,045	6,526	15.9
Net interest income after provision for credit losses	850,481	808,138	42,343	5.2
Noninterest income	608,195	516,621	91,574	17.7
Noninterest expense	823,831	733,263	90,568	12.4
Operating earnings before income taxes	634,845	591,496	43,349	7.3
Provision for income taxes	207,156	197,739	9,417	4.8
Operating earnings (1)	$427,689	$393,757	$33,932	8.6%

PER SHARE DATA BASED ON OPERATING EARNINGS (1)
Basic earnings	$.79	$.72	$.07	9.7%
Diluted earnings	.79	.71	.08	11.3
Weighted average shares - Basic	539,952,669	549,282,008
Diluted	543,435,830	553,654,679
Dividends paid per share	$.38	$.35	$.03	8.6%

PERFORMANCE RATIOS BASED ON OPERATING EARNINGS (1)
Return on average assets	1.59%	1.59%
Return on average equity	15.58	14.64
Net yield on earning assets (taxable equivalent)	3.82	3.95
Efficiency ratio (taxable equivalent) (2)	53.8	52.9

CASH BASIS PERFORMANCE
BASED ON OPERATING EARNINGS (1)(3)
Cash basis operating earnings	$446,648	$415,829	$30,819	7.4%
Diluted earnings per share	.82	.75	.07	9.3
Return on average tangible assets	1.74%	1.76%
Return on average tangible equity	28.41	27.00
Efficiency ratio (taxable equivalent) (2)	52.0	50.6

	For the Three Months Ended		Increase (Decrease)

(Dollars in thousands, except per share data)	3/31/06	3/31/05	$	%

INCOME STATEMENTS
Interest income	$1,556,670	$1,243,492	$313,178	25.2%
Interest expense	658,618	394,309	264,309	67.0
Net interest income	898,052	849,183	48,869	5.8
Provision for credit losses	47,571	41,045	6,526	15.9
Net interest income after provision for credit losses	850,481	808,138	42,343	5.2
Noninterest income	608,195	516,621	91,574	17.7
Noninterest expense	819,181	730,706	88,475	12.1
Income before income taxes	639,495	594,053	45,442	7.6
Provision for income taxes	207,982	198,669	9,313	4.7
Net income	$431,513	$395,384	$36,129	9.1%

PER SHARE DATA
Basic earnings	$.80	$.72	$.08	11.1%
Diluted earnings	.79	.71	.08	11.3
Weighted average shares - Basic	539,952,669	549,282,008
Diluted	543,435,830	553,654,679

PERFORMANCE RATIOS BASED ON NET INCOME
Return on average assets	1.60%	1.60%
Return on average equity	15.72	14.70
Efficiency ratio (taxable equivalent) (2)	53.5	52.7

NOTES:		Applicable ratios are annualized.
	(1)	Operating earnings exclude the effect of merger-related charges or credits, equity-based compensation and nonrecurring items. These amounts totaled $(3.8 million) and $(1.6 million), net of tax, in the first quarters of 2006 and 2005, respectively. See Reconciliation Tables included herein.
	(2)	Excludes securities gains (losses), foreclosed property expense, increases or decreases in the valuation of mortgage servicing rights, and gains or losses on mortgage servicing rights-related derivatives. Cash basis and operating ratios also exclude merger-related charges or credits, equity-based compensation and nonrecurring items, where applicable. See Reconciliation Tables included herein.
	(3)	Cash basis performance information excludes the effect on earnings of amortization expense applicable to intangible assets, the unamortized balances of intangibles from assets and equity, and the net amortization of purchase accounting mark-to-market adjustments. See Reconciliation Tables included herein.

QUARTERLY PERFORMANCE SUMMARY	Tom Nicholson
BB&T Corporation (NYSE:BBT)	Executive Vice President	(336) 733-3058
Page 6	Investor Relations	FAX (336) 733-3132

	As of / For the Three Months Ended		Increase (Decrease)

(Dollars in thousands)	3/31/06	3/31/05	$	%

CONSOLIDATED BALANCE SHEETS
End of period balances
Cash and due from banks	$1,933,456	$1,761,610	$171,846	9.8%
Interest-bearing deposits with banks	372,336	291,293	81,043	27.8
Federal funds sold and other earning assets	444,502	275,213	169,289	61.5

Securities available for sale	19,433,575	19,562,488	(128,913)	(.7)
Trading securities	745,169	478,661	266,508	55.7

Total securities	20,178,744	20,041,149	137,595.7

Commercial loans and leases	37,191,415	34,144,061	3,047,354	8.9
Direct retail loans	14,543,073	13,746,284	796,789	5.8
Sales finance loans	5,176,673	5,083,149	93,524	1.8
Revolving credit loans	1,299,396	1,236,693	62,703	5.1
Mortgage loans	15,036,187	12,772,935	2,263,252	17.7
Specialized lending	3,032,538	2,404,810	627,728	26.1

Total loans and leases	76,279,282	69,387,932	6,891,350	9.9

Allowance for loan and lease losses	833,231	801,573	31,658	3.9

Total earning assets	97,984,757	90,424,985	7,559,772	8.4

Premises and equipment, net	1,267,647	1,274,167	(6,520)	(.5)
Goodwill	4,300,396	4,163,108	137,288	3.3
Core deposit and other intangibles	479,231	507,692	(28,461)	(5.6)
Other assets	5,611,326	5,114,495	496,831	9.7

Total assets	110,033,689	102,015,086	8,018,603	7.9

Noninterest-bearing deposits	13,413,099	12,646,753	766,346	6.1
Interest checking	1,338,847	1,277,754	61,093	4.8
Other client deposits	32,074,100	30,232,014	1,842,086	6.1
Client CDs	20,352,627	17,359,019	2,993,608	17.2
Other interest-bearing deposits	8,385,456	5,320,799	3,064,657	57.6

Total deposits	75,564,129	66,836,339	8,727,790	13.1

Fed funds purchased, repos and other borrowings	6,356,330	9,152,099	(2,795,769)	(30.5)
Long-term debt	13,045,058	11,126,988	1,918,070	17.2

Total interest-bearing liabilities	81,552,418	74,468,672	7,083,746	9.5

Other liabilities	4,098,200	4,074,376	23,824.6
Total liabilities	99,063,717	91,189,802	7,873,915	8.6
Total shareholders' equity	$10,969,972	$10,825,284	$144,688	1.3%

Average balances

Securities, at amortized cost	$20,955,014	$19,607,324	$1,347,690	6.9%

Commercial loans and leases	36,897,691	33,772,824	3,124,867	9.3
Direct retail loans	14,498,280	13,653,410	844,870	6.2
Sales finance loans	5,215,937	5,105,891	110,046	2.2
Revolving credit loans	1,316,837	1,252,297	64,540	5.2
Mortgage loans	14,664,573	12,475,302	2,189,271	17.5
Specialized lending	2,849,331	2,318,414	530,917	22.9

Total loans and leases	75,442,649	68,578,138	6,864,511	10.0

Allowance for loan and lease losses	827,863	808,470	19,393	2.4
Other earning assets	777,594	620,364	157,230	25.3

Total earning assets	97,175,257	88,805,826	8,369,431	9.4

Total assets	109,132,162	100,478,992	8,653,170	8.6

Noninterest-bearing deposits	12,851,943	12,238,571	613,372	5.0
Interest checking	1,905,570	1,658,639	246,931	14.9
Other client deposits	30,687,180	29,796,666	890,514	3.0
Client CDs	19,896,614	17,440,368	2,456,246	14.1
Other interest-bearing deposits	8,858,068	6,187,310	2,670,758	43.2

Total deposits	74,199,375	67,321,554	6,877,821	10.2

Fed funds purchased, repos and other borrowings	6,684,788	7,085,742	(400,954)	(5.7)
Long-term debt	13,111,268	11,390,424	1,720,844	15.1

Total interest-bearing liabilities	81,143,488	73,559,149	7,584,339	10.3
Total shareholders' equity	$11,134,096	$10,904,662	$229,434	2.1%

		As of / For the Quarter Ended

(Dollars in thousands, except per share data)		3/31/06	12/31/05	9/30/05	6/30/05	3/31/05

MISCELLANEOUS INFORMATION

Unrealized depreciation on
securities available for sale, net of tax		$(449,770)	$(337,578)	$(266,690)	$(109,439)	$(270,708)
Derivatives (notional value)		21,133,941	23,679,972	26,131,167	25,976,092	30,496,627
Fair value of derivatives portfolio		(134,558)	(10,600)	(1,869)	157,437	39,680
Common stock prices:	High	42.85	43.92	43.00	40.95	42.24
	Low	38.24	37.39	38.56	37.04	37.68
	End of period	39.20	41.91	39.05	39.97	39.08
Weighted average shares -	Basic	539,952,669	543,879,921	547,467,864	547,089,165	549,282,008
	Diluted	543,435,830	548,607,865	552,058,757	551,245,112	553,654,679
End of period shares outstanding		535,588,093	543,102,080	548,051,351	546,796,870	548,638,822
End of period banking offices		1,409	1,404	1,402	1,407	1,409
ATMs		1,964	1,951	1,944	1,929	1,930
FTEs		28,300	27,745	27,080	26,945	26,526

NOTES:	All items referring to loans and leases include loans held for sale and are net of unearned income.

QUARTERLY PERFORMANCE SUMMARY	Tom Nicholson
BB&T Corporation (NYSE:BBT)	Executive Vice President	(336) 733-3058
Page 7	Investor Relations	FAX (336) 733-3132

	As of / For the Quarter Ended

(Dollars in thousands, except per share data)	3/31/06	12/31/05	9/30/05	6/30/05	3/31/05

OPERATING EARNINGS STATEMENTS (1)
Interest income - taxable equivalent
Interest and fees on loans and leases	$1,341,049	$1,290,568	$1,227,374	$1,135,417	$1,059,777
Interest and dividends on securities	229,743	223,240	217,507	212,613	199,994
Interest on short-term investments	7,220	6,609	6,331	5,186	3,883
Total interest income - taxable equivalent	1,578,012	1,520,417	1,451,212	1,353,216	1,263,654
Interest expense
Interest on deposits	438,420	387,763	343,489	279,283	241,299
Interest on fed funds purchased, repos and other borrowings	65,081	65,371	58,169	58,546	42,466
Interest on long-term debt	155,117	146,350	129,799	117,890	110,544
Total interest expense	658,618	599,484	531,457	455,719	394,309
Net interest income - taxable equivalent	919,394	920,933	919,755	897,497	869,345
Less: Taxable equivalent adjustment	21,342	21,200	20,763	20,532	20,162
Net interest income	898,052	899,733	898,992	876,965	849,183
Provision for credit losses	47,571	69,329	57,465	49,424	41,045
Net interest income after provision for
credit losses	850,481	830,404	841,527	827,541	808,138
Noninterest income
Insurance commissions	176,512	197,372	182,915	181,612	152,290
Service charges on deposits	131,241	141,645	141,072	139,166	120,772
Other nondeposit fees and commissions	101,635	100,157	97,208	91,558	80,382
Investment banking and brokerage fees and commissions	81,311	69,682	70,036	81,046	68,883
Trust revenue	37,020	36,949	36,552	36,722	30,407
Mortgage banking income	32,295	25,357	35,840	12,367	30,193
Securities gains (losses), net	2	(81)	193	(6)	7
Other noninterest income	48,179	47,881	41,304	41,437	33,687
Total noninterest income	608,195	618,962	605,120	583,902	516,621
Noninterest expense
Personnel expense	487,467	468,098	451,260	450,730	415,116
Occupancy and equipment expense	107,785	112,018	105,656	104,122	105,744
Foreclosed property expense	3,912	5,809	6,322	5,327	5,718
Amortization of intangibles	25,108	29,054	26,540	28,611	28,102
Loss on early extinguishment of debt	—	—	—	2,943	—
Other noninterest expense	199,559	209,008	198,522	196,001	178,583
Total noninterest expense	823,831	823,987	788,300	787,734	733,263
Operating earnings before income taxes	634,845	625,379	658,347	623,709	591,496
Provision for income taxes	207,156	199,576	217,471	210,534	197,739
Operating earnings (1)	$427,689	$425,803	$440,876	$413,175	$393,757

PER SHARE DATA BASED ON
OPERATING EARNINGS (1)
Basic earnings	$.79	$.78	$.81	$.76	$.72
Diluted earnings	.79	.78	.80	.75	.71
Dividends paid per share	.38	.38	.38	.35	.35

PERFORMANCE RATIOS BASED ON
OPERATING EARNINGS (1)
Return on average assets	1.59%	1.57%	1.64%	1.60%	1.59%
Return on average equity	15.58	15.18	15.65	15.00	14.64
Net yield on earning assets (taxable equivalent)	3.82	3.82	3.88	3.92	3.95
Efficiency ratio (taxable equivalent) (2)	53.8	53.0	51.7	52.5	52.9
Noninterest income as a percentage of
total income (taxable equivalent) (2)	39.7	40.3	39.2	39.8	36.8
Average earning assets as a percentage of
average total assets	89.0	88.9	88.7	88.4	88.4
Average loans and leases as a percentage of
average deposits	101.7	101.9	100.9	102.1	101.9

CASH BASIS PERFORMANCE BASED ON
OPERATING EARNINGS (1) (3)
Cash basis operating earnings	$446,648	$448,866	$462,350	$435,959	$415,829
Diluted earnings per share	.82	.82	.84	.79	.75
Return on average tangible assets	1.74%	1.73%	1.81%	1.77%	1.76%
Return on average tangible equity	28.41	27.88	28.56	27.82	27.00
Efficiency ratio (taxable equivalent) (2)	52.0	50.9	49.7	50.3	50.6

NOTES:		Applicable ratios are annualized.
	(1)	Operating earnings exclude the effect of merger-related charges or credits, equity-based compensation and nonrecurring items. These amounts totaled $(3.8 million), $(3.8 million), $(1.1 million), $26.4 million, and $(1.6 million), net of tax, for the quarters ended March 31, 2006, December 31, 2005, September 30, 2005, June 30, 2005 and March 31, 2005, respectively. See Reconciliation Tables included herein.
	(2)	Excludes securities gains (losses), foreclosed property expense, increases or decreases in the valuation of mortgage servicing rights, and gains or losses on mortgage servicing rights-related derivatives. Cash basis and operating ratios also exclude merger-related charges or credits, equity-based compensation and nonrecurring items, where applicable. See Reconciliation Tables included herein.
	(3)	Cash basis operating performance information excludes the effect on earnings of amortization expense applicable to intangible assets, the unamortized balances of intangibles from assets and equity, and the net amortization of purchase accounting mark-to-market adjustments. See Reconciliation Tables included herein.

QUARTERLY PERFORMANCE SUMMARY	Tom Nicholson
BB&T Corporation (NYSE:BBT)	Executive Vice President	(336) 733-3058
Page 8	Investor Relations	FAX (336) 733-3132

	As of / For the Quarter Ended

(Dollars in thousands, except per share data)	3/31/06	12/31/05	9/30/05	6/30/05	3/31/05

INCOME STATEMENTS
Interest income
Interest and fees on loans and leases	$1,333,545	$1,283,225	$1,220,102	$1,128,331	$1,052,821
Interest and dividends on securities	215,905	209,383	204,016	199,167	186,788
Interest on short-term investments	7,220	6,609	6,331	5,186	3,883
Total interest income	1,556,670	1,499,217	1,430,449	1,332,684	1,243,492
Interest expense
Interest on deposits	438,420	387,763	343,489	279,283	241,299
Interest on fed funds purchased, repos and other borrowings	65,081	65,371	58,169	58,546	42,466
Interest on long-term debt	155,117	146,350	129,799	117,890	110,544
Total interest expense	658,618	599,484	531,457	455,719	394,309
Net interest income	898,052	899,733	898,992	876,965	849,183
Provision for credit losses	47,571	69,329	57,465	49,424	41,045
Net interest income after provision for
credit losses	850,481	830,404	841,527	827,541	808,138
Noninterest income
Insurance commissions	176,512	197,372	182,915	181,612	152,290
Service charges on deposits	131,241	141,645	141,072	139,166	120,772
Other nondeposit fees and commissions	101,635	100,157	97,208	91,558	80,382
Investment banking and brokerage fees and commissions	81,311	69,682	70,036	81,046	68,883
Trust revenue	37,020	36,949	36,552	36,722	30,407
Mortgage banking income	32,295	25,357	35,840	12,367	30,193
Securities gains (losses), net	2	(81)	193	(6)	7
Other noninterest income	48,179	47,881	41,304	42,454	33,687
Total noninterest income	608,195	618,962	605,120	584,919	516,621
Noninterest expense
Personnel expense	487,467	468,098	451,260	450,730	415,116
Equity-based compensation	26,532	—	—	—	—
Occupancy and equipment expense	107,785	112,018	105,656	148,080	105,744
Foreclosed property expense	3,912	5,809	6,322	5,327	5,718
Amortization of intangibles	25,108	29,054	26,540	28,611	28,102
Merger-related and restructuring charges or credits	(2,976)	(5,956)	(1,824)	(404)	(2,557)
Loss on early extinguishment of debt	—	—	—	2,943	—
Other noninterest expense	171,353	209,008	198,522	196,001	178,583
Total noninterest expense	819,181	818,031	786,476	831,288	730,706
Income before income taxes	639,495	631,335	660,171	581,172	594,053
Provision for income taxes	207,982	201,761	218,165	194,367	198,669
Net income	$431,513	$429,574	$442,006	$386,805	$395,384

PER SHARE DATA
Basic earnings	$.80	$.79	$.81	$.71	$.72
Diluted earnings	.79	.78	.80	.70	.71

	For the Quarter Ended

	3/31/06	12/31/05	9/30/05	6/30/05	3/31/05

ANNUALIZED INTEREST YIELDS / RATES (1)
Interest income:
Securities:
U.S. Treasury securities	3.11%	2.95%	2.94%	3.11%	3.20%
U.S. government-sponsored entity securities	3.95	3.87	3.75	3.76	3.76
Mortgage-backed securities	4.81	4.76	4.73	4.72	4.66
States and political subdivisions	6.82	6.81	6.74	6.66	6.71
Other securities	6.01	5.41	4.96	4.87	4.41
Trading securities	3.70	3.17	2.82	2.05	2.43

Total securities	4.39	4.29	4.18	4.13	4.08

Loans:
Commercial loans and leases	7.39	7.01	6.71	6.33	5.93
Consumer loans	6.95	6.69	6.54	6.37	6.31
Mortgage loans	5.50	5.46	5.45	5.42	5.43
Specialized lending	15.14	14.63	14.69	14.60	14.82

Total loans	7.19	6.90	6.71	6.47	6.25
Other earning assets	3.76	3.29	3.16	3.16	2.54

Total earning assets	6.56	6.30	6.12	5.92	5.75

Interest expense:
Interest-bearing deposits:
Interest checking	1.38	1.13	.78	.68	.58
Other client deposits	2.03	1.80	1.61	1.37	1.25
Client CDs	3.66	3.29	3.03	2.73	2.53
Other interest-bearing deposits	4.54	4.03	3.47	3.09	2.50
Total interest-bearing deposits	2.90	2.58	2.31	1.99	1.78
Fed funds purchased, repos and other borrowings	3.95	3.64	3.24	2.86	2.43
Long-term debt	4.77	4.58	4.26	4.07	3.92

Total interest-bearing liabilities	3.29	3.00	2.70	2.40	2.17

Net yield on earning assets	3.82%	3.82%	3.88%	3.92%	3.95%

NOTES:	(1) Fully taxable equivalent yields. Securities yields calculated based on amortized cost.

QUARTERLY PERFORMANCE SUMMARY	Tom Nicholson
BB&T Corporation (NYSE:BBT)	Executive Vice President	(336) 733-3058
Page 9	Investor Relations	FAX (336) 733-3132

	As of / For the Quarter Ended

(Dollars in thousands, except per share data)	3/31/06	12/31/05	9/30/05	6/30/05	3/31/05

SELECTED BALANCE SHEET DATA
End of period balances
Securities available for sale	$19,433,575	$19,782,966	$19,817,145	$20,123,465	$19,562,488
Trading securities	745,169	706,518	433,652	675,146	478,661
Total securities	20,178,744	20,489,484	20,250,797	20,798,611	20,041,149
Commercial loans and leases	37,191,415	36,615,085	35,848,589	35,056,980	34,144,061
Direct retail loans	14,543,073	14,452,518	14,279,817	14,094,081	13,746,284
Sales finance loans	5,176,673	5,264,088	5,368,126	5,216,027	5,083,149
Revolving credit loans	1,299,396	1,347,309	1,294,804	1,271,395	1,236,693
Mortgage loans	15,036,187	14,481,561	14,200,691	13,512,617	12,772,935
Specialized lending	3,032,538	2,862,927	2,679,818	2,589,516	2,404,810
Total loans and leases	76,279,282	75,023,488	73,671,845	71,740,616	69,387,932
Allowance for loan and lease losses	833,231	825,300	817,777	809,318	801,573
Other earning assets	816,838	730,819	709,478	798,810	566,506
Total earning assets	97,984,757	96,777,005	95,054,570	93,512,746	90,424,985
Total assets	110,033,689	109,169,759	107,080,153	105,835,324	102,015,086
Noninterest-bearing deposits	13,413,099	13,476,939	13,499,106	13,197,792	12,646,753
Interest checking	1,338,847	1,426,715	1,414,364	1,512,588	1,277,754
Other client deposits	32,074,100	30,959,888	30,135,171	29,642,503	30,232,014
Client CDs	20,352,627	19,309,667	18,402,885	17,793,434	17,359,019
Other interest-bearing deposits	8,385,456	9,108,590	9,728,748	9,684,042	5,320,799
Total deposits	75,564,129	74,281,799	73,180,274	71,830,359	66,836,339
Fed funds purchased, repos and other borrowings	6,356,330	6,561,719	6,533,455	7,137,762	9,152,099
Long-term debt	13,045,058	13,118,559	12,376,759	11,955,683	11,126,988
Total interest-bearing liabilities	81,552,418	80,485,138	78,591,382	77,726,012	74,468,672
Total shareholders' equity	10,969,972	11,129,114	11,195,918	11,090,367	10,825,284
Goodwill	4,300,396	4,255,998	4,237,451	4,233,719	4,163,108
Core deposit and other intangibles	479,231	487,525	503,686	535,965	507,692
Total intangibles	4,779,627	4,743,523	4,741,137	4,769,684	4,670,800
Mortgage servicing rights	$485,307	$451,287	$414,466	$341,676	$390,340

Average balances
Securities, at amortized cost	$20,955,014	$20,807,541	$20,822,997	$20,613,680	$19,607,324
Commercial loans and leases	36,897,691	36,213,607	35,424,216	34,547,569	33,772,824
Direct retail loans	14,498,280	14,354,335	14,194,755	13,923,123	13,653,410
Sales finance loans	5,215,937	5,316,296	5,313,245	5,122,957	5,105,891
Revolving credit loans	1,316,837	1,307,724	1,281,964	1,248,176	1,252,297
Mortgage loans	14,664,573	14,381,114	13,869,588	13,052,966	12,475,302
Specialized lending	2,849,331	2,741,610	2,630,756	2,490,899	2,318,414
Total loans and leases	75,442,649	74,314,686	72,714,524	70,385,690	68,578,138
Allowance for loan and lease losses	827,863	818,743	814,934	810,545	808,470
Other earning assets	777,594	797,372	795,338	657,433	620,364
Total earning assets	97,175,257	95,919,599	94,332,859	91,656,803	88,805,826
Total assets	109,132,162	107,844,163	106,360,541	103,663,680	100,478,992
Noninterest-bearing deposits	12,851,943	13,343,220	13,144,471	12,771,153	12,238,571
Interest checking	1,905,570	1,845,732	1,846,994	1,834,619	1,658,639
Other client deposits	30,687,180	30,166,800	29,729,490	29,558,096	29,796,666
Client CDs	19,896,614	18,849,059	18,155,972	17,414,006	17,440,368
Other interest-bearing deposits	8,858,068	8,743,882	9,215,190	7,364,178	6,187,310
Total deposits	74,199,375	72,948,693	72,092,117	68,942,052	67,321,554
Fed funds purchased, repos and other borrowings	6,684,788	7,118,752	7,123,027	8,218,309	7,085,742
Long-term debt	13,111,268	12,717,191	12,111,140	11,599,714	11,390,424
Total interest-bearing liabilities	81,143,488	79,441,416	78,181,813	75,988,922	73,559,149
Total shareholders' equity	$11,134,096	$11,126,630	$11,176,928	$11,050,089	$10,904,662

SELECTED CAPITAL INFORMATION (1)

Risk-based capital:
Tier 1	$7,360,954	$7,453,987	$7,454,705	$6,681,308	$6,767,299
Total	11,418,033	11,610,547	11,648,384	10,854,492	10,575,173
Risk-weighted assets	81,657,414	80,390,559	78,417,224	76,415,717	73,936,837
Average quarterly tangible assets	105,038,107	103,741,007	102,009,127	99,316,641	96,134,396
Risk-based capital ratios:
Tier 1	9.0%	9.3%	9.5%	8.7%	9.2%
Total	14.0	14.4	14.9	14.2	14.3
Leverage capital ratio	7.0	7.2	7.3	6.7	7.0
Equity as a percentage of total assets	10.0	10.2	10.5	10.5	10.6
Book value per share	$20.48	$20.49	$20.43	$20.28	$19.73
Tangible book value per share (2)	11.56	11.76	11.78	11.56	11.22

NOTES:	All items referring to loans and leases include loans held for sale and are net of unearned income.

(1)	Current quarter risk-based capital information is preliminary.

(2)	Excludes the carrying value of goodwill and other intangible assets from shareholders' equity.

QUARTERLY PERFORMANCE SUMMARY	Tom Nicholson
BB&T Corporation (NYSE:BBT)	Executive Vice President	(336) 733-3058
Page 10	Investor Relations	FAX (336) 733-3132

As of / For the Quarter Ended

(Dollars in thousands)	3/31/06	12/31/05	9/30/05	6/30/05	3/31/05

ASSET QUALITY ANALYSIS
Allowance For Credit Losses
Beginning balance	$829,770	$830,344	$827,325	$822,464	$828,301
Allowance for acquired (sold) loans, net	3,731	(970)	—	—	—
Provision for credit losses	47,571	69,329	57,465	49,424	41,045
Charge-offs
Commercial loans and leases	(5,407)	(20,584)	(7,440)	(11,818)	(9,420)
Direct retail loans	(10,597)	(10,293)	(20,558)	(8,148)	(7,449)
Sales finance loans	(5,610)	(8,617)	(6,874)	(3,881)	(7,292)
Revolving credit loans	(11,337)	(15,994)	(13,179)	(12,552)	(12,693)
Mortgage loans	(2,095)	(1,347)	(1,502)	(1,728)	(1,476)
Specialized lending	(27,226)	(26,923)	(23,190)	(22,885)	(21,904)

Total charge-offs	(62,272)	(83,758)	(72,743)	(61,012)	(60,234)

Recoveries
Commercial loans and leases	3,203	4,550	4,822	4,291	3,415
Direct retail loans	3,065	2,653	5,214	2,159	1,848
Sales finance loans	1,739	1,866	2,145	2,404	2,468
Revolving credit loans	2,743	2,841	2,740	2,737	2,540
Mortgage loans	144	162	340	39	95
Specialized lending	3,738	2,753	3,036	4,819	2,986

Total recoveries	14,632	14,825	18,297	16,449	13,352

Net charge-offs	(47,640)	(68,933)	(54,446)	(44,563)	(46,882)

Ending balance	$833,432	$829,770	$830,344	$827,325	$822,464

Allowance For Credit Losses
Allowance for loan and lease losses	$833,231	$825,300	$817,777	$809,318	$801,573
Reserve for unfunded lending commitments	201	4,470	12,567	18,007	20,891

Total	$833,432	$829,770	$830,344	$827,325	$822,464

Nonperforming Assets
Nonaccrual loans and leases:
Commercial loans and leases	$109,838	$103,804	$107,121	$110,662	$121,613
Direct retail loans	42,156	40,916	39,334	37,640	39,198
Sales finance loans	3,064	4,640	9,864	9,908	9,702
Revolving credit loans	177	233	304	348	266
Mortgage loans	49,643	48,126	48,301	49,163	58,576
Specialized lending	26,508	31,160	25,648	22,033	25,107

Total nonaccrual loans and leases	231,386	228,879	230,572	229,754	254,462

Foreclosed real estate	41,341	48,315	51,504	62,036	60,147
Other foreclosed property	22,895	22,420	21,692	16,550	18,199
Restructured loans	507	515	523	531	537

Nonperforming assets	$296,129	$300,129	$304,291	$308,871	$333,345

Loans 90 days or more past due
and still accruing:
Commercial loans and leases	$5,727	$10,413	$5,948	$6,040	$9,188
Direct retail loans	17,686	20,814	18,197	14,718	13,857
Sales finance loans	18,347	21,585	16,246	16,015	18,291
Revolving credit loans	4,172	4,713	4,840	3,886	4,067
Mortgage loans	28,251	38,828	33,385	33,494	31,432
Specialized lending	5,050	7,092	5,999	5,164	6,421

Total loans 90 days or more past due
and still accruing	79,233	103,445	84,615	79,317	83,256

Loans 90 days or more past due and still accruing
as a percentage of total loans and leases	.10%	.14%	.11%	.11%	.12%

Asset Quality Ratios
Nonaccrual and restructured loans and leases
as a percentage of total loans and leases	.30%	.31%	.31%	.32%	.37%
Nonperforming assets as a percentage of:
Total assets	.27	.27	.28	.29	.33
Loans and leases plus
foreclosed property	.39	.40	.41	.43	.48
Net charge-offs as a percentage of
average loans and leases	.26	.37	.30	.25	.28
Net charge-offs excluding specialized
lending as a percentage of average
loans and leases (1)	.13	.25	.19	.16	.17
Allowance for loan and lease losses as
a percentage of loans and leases	1.09	1.10	1.11	1.13	1.16
Allowance for loan and lease losses as
a percentage of loans and leases
held for investment	1.10	1.11	1.12	1.14	1.17
Ratio of allowance for loan and lease losses to:
Net charge-offs	4.31	x	3.02	x	3.79	x	4.53	x	4.22	x
Nonaccrual and restructured loans and leases	3.59	3.60	3.54	3.51	3.14

NOTES:	All items referring to loans and leases include loans held for sale and are net of unearned income. Applicable ratios are annualized.

(1)	Excludes net charge-offs and average loans from BB&T's specialized lending subsidiaries.

QUARTERLY PERFORMANCE SUMMARY	Tom Nicholson
BB&T Corporation (NYSE:BBT)	Executive Vice President	(336) 733-3058
Page 11	Investor Relations	FAX (336) 733-3132

	Percentage Increase (Decrease)

	QTD	Annualized Link QTD
	1Q06 vs. 1Q05	1Q06 vs. 4Q05

PERCENTAGE CHANGES IN SELECTED BALANCES ADJUSTED FOR
PURCHASE ACQUISITIONS (1)
Average Balances
Commercial loans and leases	9.3%	7.7%
Direct retail loans	6.2	4.1
Sales finance loans	2.2	(7.7)
Revolving credit loans	5.2	2.8
Mortgage loans (2)	19.2	13.7
Specialized lending	21.6	16.2
Total loans and leases (2)	10.3	7.3

Noninterest-bearing deposits	5.0	(14.9)
Interest checking	14.9	13.1
Other client deposits	3.0	7.0
Client CDs	14.1	22.5
Other interest-bearing deposits	43.2	5.3
Total deposits	10.2%	7.0%

PERCENTAGE CHANGES IN SELECTED INCOME STATEMENT ITEMS
BASED ON OPERATING EARNINGS ADJUSTED FOR PURCHASE ACQUISITIONS (1)
Net interest income - taxable equivalent	5.3%	(2.3	) %
Noninterest income
Insurance commissions	8.7	(44.4)
Service charges on deposits	8.7	(29.8)
Other nondeposit fees and commissions	26.4	5.9
Investment banking and brokerage fees and commissions	13.7	50.4
Trust revenue	2.0	0.8
Mortgage banking income (3)	43.0	(6.4)
Securities gains (losses), net	NM	NM
Other income	42.9	2.6
Total noninterest income (3)	15.1	(14.0)
Noninterest expense
Personnel expense	14.7	12.5
Occupancy and equipment expense	1.3	(15.1)
Other noninterest expense	5.4	(26.5)
Total noninterest expense	10.1%	(2.7	) %

NOTES:	All items referring to loans and leases include loans held for sale and are net of unearned income. Applicable ratios are annualized.

(1)	Adjusted to exclude estimated growth that resulted from the timing of acquisitions during 2006 and 2005.

(2)	Adjusted for the average impact of $210 million in mortgage loans securitized in the fourth quarter of 2005.

(3)	Excludes the net impact of valuation adjustments for mortgage servicing rights and gains or losses on mortgage servicing rights-related derivatives.

NM	- not meaningful.

QUARTERLY PERFORMANCE SUMMARY	Tom Nicholson
BB&T Corporation (NYSE:BBT)	Executive Vice President	(336) 733-3058
Page 12	Investor Relations	FAX (336) 733-3132

	As of / For the Quarter Ended

(Dollars in thousands)	3/31/06	12/31/05	9/30/05	6/30/05	3/31/05

SELECTED MORTGAGE BANKING INFORMATION
Residential Mortgage Servicing Rights (1)	$462,920	$431,213	$397,908	$325,446	$376,134

Income Statement Impact of Mortgage Servicing
Rights Valuation:
MSRs fair value increase	$28,883	$—	$—	$—	$—
MSRs valuation recaptures (provisions)	—	29,407	66,666	(61,161)	51,079
MSRs derivative hedge (losses) gains	(24,834)	(32,747)	(55,632)	52,030	(40,168)
Net	$4,049	$(3,340)	$11,034	$(9,131)	$10,911

Residential Mortgage Loan Originations	$2,308,835	$2,450,434	$3,130,026	$2,687,824	$2,260,384

Residential Mortgage Servicing Portfolio:
Loans serviced for others	$26,787,683	$26,624,810	$26,547,319	$26,579,866	$25,575,478
Bank owned loans serviced	15,036,187	14,481,561	14,200,691	13,512,617	12,772,935
Total servicing portfolio	41,823,870	41,106,371	40,748,010	40,092,483	38,348,413
Weighted Average Coupon Rate	5.84%	5.83%	5.82%	5.83%	5.84%
Weighted Average Servicing Fee	.351	.349	.349	.349	.347

	For the Quarter Ended

(Dollars in thousands, except per share data)	3/31/06	12/31/05	9/30/05	6/30/05	3/31/05

RECONCILIATION TABLE
Net income	$431,513	$429,574	$442,006	$386,805	$395,384
Merger-related items, net of tax	(1,853)	(3,771)	(1,130)	(249)	(1,627)
Equity-based compensation, net of tax	16,363	—	—	—	—
Other, net of tax (4)	(18,334)	—	—	26,619	—
Operating earnings	427,689	425,803	440,876	413,175	393,757
Amortization of intangibles, net of tax	15,818	18,305	16,718	18,026	17,705
Amortization of mark-to-market adjustments, net of tax	3,141	4,758	4,756	4,758	4,367
Cash basis operating earnings	446,648	448,866	462,350	435,959	415,829

Return on average assets	1.60%	1.58%	1.65%	1.50%	1.60%
Effect of merger-related items, net of tax	—	(.01)	(.01)	—	(.01)
Effect of equity-based compensation, net of tax	.06	—	—	—	—
Effect of other, net of tax (4)	(.07)	—	—	.10	—
Operating return on average assets	1.59	1.57	1.64	1.60	1.59
Effect of amortization of intangibles, net of tax (2)	.14	.14	.15	.15	.15
Effect of amortization of mark-to-market adjustments,
net of tax	.01	.02	.02	.02	.02
Cash basis operating return on average
tangible assets	1.74	1.73	1.81	1.77	1.76

Return on average equity	15.72%	15.32%	15.69%	14.04%	14.70%
Effect of merger-related items, net of tax	(.07)	(.14)	(.04)	(.01)	(.06)
Effect of equity-based compensation, net of tax	.60	—	—	—	—
Effect of other, net of tax (4)	(.67)	—	—	.97	—
Operating return on average equity	15.58	15.18	15.65	15.00	14.64
Effect of amortization of intangibles, net of tax (2)	12.63	12.40	12.62	12.52	12.07
Effect of amortization of mark-to-market adjustments,
net of tax	.20	.30	.29	.30	.29
Cash basis operating return on average
tangible equity	28.41	27.88	28.56	27.82	27.00

Efficiency ratio (taxable equivalent) (3)	53.5%	52.6%	51.5%	55.4%	52.7%
Effect of merger-related items	.2	.4	.2	—	.2
Effect of equity-based compensation	(1.7)	—	—	—	—
Effect of other (4)	1.8	—	—	(2.9)	—
Operating efficiency ratio (3)	53.8	53.0	51.7	52.5	52.9
Effect of amortization of intangibles	(1.6)	(1.9)	(1.8)	(1.9)	(2.0)
Effect of amortization of mark-to-market adjustments	(.2)	(.2)	(.2)	(.3)	(.3)
Cash basis operating efficiency ratio (3)	52.0	50.9	49.7	50.3	50.6

Basic earnings per share	$.80	$.79	$.81	$.71	$.72
Effect of merger-related items, net of tax	(.01)	(.01)	—	—	—
Effect of equity-based compensation, net of tax	.03	—	—	—	—
Effect of other, net of tax (4)	(.03)	—	—	.05	—
Operating basic earnings per share	.79	.78	.81	.76	.72

Diluted earnings per share	$.79	$.78	$.80	$.70	$.71
Effect of merger-related items, net of tax	—	—	—	—	—
Effect of equity-based compensation, net of tax	.03	—	—	—	—
Effect of other, net of tax (4)	(.03)	—	—	.05	—
Operating diluted earnings per share	.79	.78	.80	.75	.71
Effect of amortization of intangibles, net of tax	.03	.03	.03	.03	.03
Effect of amortization of mark-to-market adjustments,
net of tax	—	.01	.01	.01	.01
Cash basis operating diluted earnings per share	.82	.82	.84	.79	.75

NOTES:	Applicable ratios are annualized.

(1)

Balances exclude commercial mortgage servicing rights totaling $22.4 million, $20.1 million, $16.6 million, $16.2 million and $14.2 million as of March 31, 2006, December 31, 2005, September 30, 2005, June 30, 2005 and March 31, 2005, respectively. Effective January 1, 2006, residential mortgage servicing rights are carried at fair value.

(2)	Reflects the effect of excluding average intangible assets from average assets and average equity to calculate cash basis ratios.

(3)

Excludes securities gains (losses), foreclosed property expense, increases or decreases in the valuation of mortgage servicing rights, and gains or losses on mortgage servicing rights-related derivatives. Operating and cash basis ratios also exclude merger-related items, equity-based compensation and nonrecurring charges, where applicable.

(4)

Reflects a gain on the sale of duplicate facilities totaling $18.3 million, net of tax, in the first quarter of 2006 and a one-time charge related to the accounting for leases totaling $26.6 million, net of tax, in the second quarter of 2005.